Exhibit 99.1

Alcoa Announces Closure of Wenatchee Smelter in Washington State

PITTSBURGH--(BUSINESS WIRE)--December 13, 2021--Alcoa Corporation (NYSE: AA) announced today the closure of 146,000 metric tons of aluminum smelting capacity at the Wenatchee Works aluminum smelter located in the state of Washington.

The process to permanently decommission the smelter, which has been fully idle since 2015, will begin immediately to prepare the Wenatchee site for potential redevelopment.

“Our analysis does not support the long-term operation of the Wenatchee smelter, so we are now focused on preparing this site for a new future,” said Alcoa President and CEO Roy Harvey. “We appreciate the support that Alcoa has received from our community stakeholders over these many years, and we look forward to continued work with them to develop a robust redevelopment and reuse plan for the site.”

Alcoa will record restructuring and related charges in the fourth quarter 2021 of approximately $75 million (pre- and after-tax), or $0.40 per share, related to the permanent closure. Cash outlays related to the permanent closure of the site are expected to be approximately $60 million over the next seven years, with approximately $10 million to be spent in 2022.

The projected cash outlays do not include any potential proceeds from the planned redevelopment efforts. The Wenatchee site includes approximately 2,800 acres of land with intermodal transportation and utility infrastructure.

The Wenatchee site currently employs 18 people, some of whom will remain to assist with demolition and redevelopment work.

Today’s closure announcement aligns with Alcoa’s five-year review of its operating assets and brings Alcoa’s total global smelting capacity to 2.8 million metric tons. First announced in October of 2019, the portfolio review includes evaluations for 1.5 million metric tons of smelting capacity for significant improvements, curtailments, closures, or divestitures.

With today’s action, the Company has achieved approximately 60 percent of its 1.5 million metric ton goal in its smelting portfolio review through announced improvements at Portland Aluminium in Australia and Alumar in Brazil and the curtailment of the Intalco smelter in Washington State.

About Alcoa Corporation

Alcoa (NYSE: AA) is a global industry leader in bauxite, alumina, and aluminum products, and is built on a foundation of strong values and operating excellence dating back 135 years to the world-changing discovery that made aluminum an affordable and vital part of modern life. Since developing the aluminum industry, and throughout our history, our talented Alcoans have followed on with breakthrough innovations and best practices that have led to efficiency, safety, sustainability, and stronger communities wherever we operate.

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Forward-Looking Statements

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Contacts

Investor Contact
James Dwyer
412-992-5450
James.Dwyer@alcoa.com

Media Contact
Jim Beck
412-315-2909
Jim.Beck@alcoa.com